UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO 1 TO

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 10, 2011
Date of Report (Date of earliest event reported)

DENARII RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada	333-135354	98-0491567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

711 S. Carson Street, Ste # 4 Carson City, Nevada	89701
(Address of principal executive offices)	(Zip Code)

949-335-5159
Registrant’s telephone number, including area code

n/a
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3.  SECURITIES AND TRADING MATTERS

Item 3.02 Unregistered Sales of Equity Securities

Rescission

Effective on April 20, 2011, the Board of Directors of the Company authorized the settlement of debt in the amount of $132,382.20 (the “Debt”) due and owing to Falco Investments Inc. (“Falco Investments”). The Debt consisted of funds advanced and loaned by Falco Investments to the Company during the first quarter of 2009 through the third quarter of 2010 in order to assist the Company with various costs associated with ongoing business operations. The Debt was was evidenced by those certain convertible promissory notes dated October 21, 2010 in the principal amount of $64,607.37 and $67,774.83 (collectively, the “Convertible Notes”), which Loan and Convertible Notes have been evidenced on the Company’s reviewed and/or audited financial statements. The terms and provisions of the Convertible Notes are unsecured, shall bear interest at the rate of 12% compounded annually on the principal amount commencing on the date of the respective quarterly period, and be convertible at the election of Falco Investments into shares of the Company’s common stock at the rate of $0.01 per share (which conversion price is a 20% discount from the trading price of the Company’s common stock on the OTC Bulletin Board on October 21, 2010).

On Aril 20, 2011, Falco Investments tendered to the Company a notice of conversion (the “Notice of Conversion”), pursuant to which Falco Investments elected to convert the principal amount of the Convertible Notes ($64,607.37 and $67,774.83 for a total of $132,382.20) into 13,238,220 shares of restricted common stock. The Board of Directors acknowledged the Convertible Notes and accepted the Notice of Conversion and authorized the issuance of the 13,238,220 shares of restricted common stock to Falco Investments.

On April 20, 2011, the Board of Directors authorized the issuance of the shares of common stock pursuant to the conversion to Falco Investments.  On May 10, 2011,  Falco Investments rescinded its Notice of Conversion.

Our shares of common stock are registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. We, therefore, file annual and other reports with the Securities and Exchange Commission. On September 10, 2009, we received the CTO from the BCSC, which is limited to the Province of British Columbia, for not filing certain reports, including a technical report under Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”), respecting certain disclosures. As a consequence of the CTO, we have engaged legal counsel in connection with this matter in order to determine the exact manner in which we will be able to satisfy the requirements of disclosure rules and regulations as required by the parameters as set forth for foreign issuers under BCSC rules and regulations, including Canadian National Instrument 71-102.

Beneficial Ownership Chart

The following table sets forth certain information, as of the date of this Current Report, with respect to the beneficial ownership of the outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of the Corporation’s executive officers and directors; and (iii) the Corporation’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and investment power with respect to such shares of common stock. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated. As of the date of this Current Report, there are 75,899,999 shares of common stock issued and outstanding.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership (1)	Percentage of Beneficial Ownership
Directors and Officers:
Stewart Jackson 711 S. Carson Street	(1)
Suite 4 Carson City, Nevada 89701	-0-	0%
Glen Soler 711 S. Carson Street Suite 4 Carson City, Nevada 89701	-0-	0%
All executive officers and directors as a group (2 persons)	-0-	0%
5% or Greater Beneficial Owners:
None

*	Less than one percent.

(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date of this Annual Report. As of the date of this Annual Report, there are 75,899,999 shares issued and outstanding.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENARII RESOURCES INC.

DATE: May 23, 2011	By:	/s/ Dr. Stewart Jackson
Name: Dr. Stewart Jackson
Title: President/Chief Executive Officer